UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 1, 2007

(Date of Earliest Event Reported)

GAMMACAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32835	33-0956433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 Jerusalem St.

Kiryat Ono 55423 Israel

(Address of principal executive offices)

(972) (3) 738-2616  (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On October 1, 2007, the registrant issued a press release announcing the registrant entered into an Agreement for the Purchase and Sale of Blood Plasma with DCI Management Group, LLC (“DCI”) (the “Plasma Agreement”). A copy of the press release making such an announcement is found in Exhibit 99.1 hereto.

Under the terms of the Plasma Agreement, DCI will collect plasma from Vitiligo donors at DCI operated FDA-approved, IQPP certified donor centers for the manufacture of VitiGam™, the registrant’s lead product in development for the treatment of Stage III and IV melanoma. The entry into this agreement is part of the registrant’s revised strategy to assure a continued and uninterrupted supply of Vitiligo plasma for the clinical development and long-term commercial sale of VitiGam™ as the registrant gears up to submit an Investigational New Drug Application for VitiGam™ which it anticipates submitting by the end of year end 2007.

The foregoing description of the Plasma Agreement is qualified in its entirety by the Plasma Agreement which is found in Exhibit 10.1 hereto.

Item 8.01      Other Events

As part of this revised strategy, the registrant also announced in the press release the amendment of its current plasma supply agreement with Life Therapeutics from exclusive to non-exclusive.

 Item 9.01      Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Agreement for the Purchase and Sale of Blood Plasma*

99.1	Press Release dated October 1, 2007

*                  The registrant has requested confidential treatment with respect to this exhibit. In the event that the Securities and Exchange Commission should deny such request in whole or in part, such exhibit or the relevant portions thereof shall be filed by amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2007

GAMMACAN INTERNATIONAL, INC.

By: /s/ Patrick Schnegelsberg
Name: Patrick N.J. Schnegelsberg
Title: Chief Executive Officer